Exhibit 16: Letter from former accountants
Form 8-K/A
ENG Enterprises, Inc.


Andersen Andersen & Strong, L.C.
Certified Public Accountants and Business Consultants
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106
Telephone 801-486-0096


Securities and Exchange Commission
Washington, DC 20549-1004

We  have read the above issued 8-K, Item 4 disclosures and are in
agreement  with  it  as  to  form and  substance.   There  is  no
Regulation S-K, Item 304(a) conditions needing disclosure.

\S\

Andersen, Andersen and Strong
Salt Lake City, Utah
August 9, 2000